SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October 22, 2004

MOVING BYTES INC.
(Exact Name of Registrant as Specified in Its Charter)

Canada
(State or Other Jurisdiction of Incorporation)

000-30058 (Commission File Number)	52-2267986 (IRS Employer Identification No.)

4340 Redwood Hwy., Suite F222, San Rafael, California 94903 (Address of Principal Executive Offices)	94608 (Zip Code)

(510) 985-1033
(Registrant’s Telephone Number, Including Area Code)

                                  5858 Horton St., Ste. 101, Emeryville, California   94608
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

        On October 22, 2004, Moving Bytes, Inc. ("Moving Bytes") entered into a Subscription Agreement with Intennloop Mobile Communications, A.S., a Norwegian company ("Intennloop") related to the offer and sale of a convertible note. Under the terms of the Subscription Agreement, Moving Bytes issued a Convertible Note, due October 22, 2005 or immediately upon an event of default, in the principal amount of US$37,500. The Convertible Note bears interest at the rate of 10% per annum, payable on June 30 and December 31, beginning June 30, 2005. In the event the Convertible Note is not paid in full on the due date, the Convertible Note will bear interest at the rate of 15% per annum until paid in full. The following constitute events of default under the Convertible Note: (i) default in the payment of principal and interest when due if not cured within 10 days of written notice; (ii) any breach of representations and warranties in the Convertible Note or the Subscription Agreement if not cured within 30 days after the earlier of written notice or knowledge of the breach by Moving Bytes; (iii) immediately upon the institution or consent by Moving Bytes of bankruptcy, insolvency, liquidation, reorganization or similar proceedings or appointment of a trustee or receiver, or assignment for the benefit of creditors; (iv) within 60 days after the commencement of an action against Moving Bytes seeking bankruptcy, insolvency, liquidation, reorganization or similar proceedings or appointment of a trustee or receiver, which has not been decided in favor of Moving Bytes or stayed; or (v) any declared default of Moving Bytes of any senior indebtedness that gives the holder the right to accelerate such indebtedness. The Convertible Note is convertible, at the option of the holder at any time through January 31, 2005 (the "Conversion Period"), into common shares at US$0.0035 per common share, subject to adjustment. Moving Bytes agreed not to issue new securities (including common shares or convertible securities), which would result in Moving Bytes having more than 32,000,000 common shares issued and outstanding (on a fully diluted basis) prior to the expiration of the earlier of the Conversion Period or conversion of the Convertible Note. If at the time of the conversion, the number of issued and outstanding common shares (on a fully diluted basis) exceeds 32,000,000, the conversion price will be adjusted so that the number of common shares issuable upon conversion of the Convertible Note and acquirable upon the exercise of certain options granted to Intennloop shall exceed 50% of the number of issued and outstanding common shares. Moving Bytes also granted the holder of the Convertible Note the right to nominate replacement members for any vacancy on Moving Bytes' board of directors if the nominee meets Moving Bytes' suitability standards and the right to nominate one nominee for election at the next annual meeting of shareholders.

        In conjunction with the issuance of the Convertible Note, Moving Bytes also completed a series of private placements, including:

•	a private placement to Glenara Associates, Inc., a Panama corporation ("Glenara"), of 2,000,000 common shares at US$0.005 per share for proceeds of US$10,000;

•	a private placement to J. Erik Mustad, the CEO and a director of Moving Bytes, of 5,714,286 common shares at US$0.0035 per share for proceeds of US$20,000 (the "Mustad Private Placement");

•	a private placement to Mark Smith, the CFO and a director of Moving Bytes, of 3,571,428 common shares at US$0.0035 per share for proceeds of US$12,500 (the "Smith Private Placement"); and

•	a private placement to Jim Miller, a director of Moving Bytes, of 1,428,572 common shares at US$0.0035 per share for proceeds of US$5,000 (the "Miller Private Placement").

        In connection with the issuance of the Convertible Note, a finders fee of 250,000 common shares was issued to Paul Ektvedt pursuant to the terms of a Finders Fee Agreement dated September 15, 2004.

        J. Erik Mustad, Mark Smith and Jim Miller each granted Intennloop the option to purchase the common shares they acquired in the Mustad Private Placement, the Smith Private Placement and the Miller Private Placement, respectively, for US$0.0105 per share under the terms of Restricted Stock Purchase Option Agreements each effective as of November 1, 2004. The options are exercisable at any time by Intennloop after November 1, 2004 until the earlier of April 15, 2005 or first notice of exercise.

        Moving Bytes entered into a consulting agreement with Mark Smith, pursuant to which Moving Bytes issued Mr. Smith 4,000,000 common shares at a deemed price of US$0.0035 per share, Mr. Smith agreed to the cancellation of all the outstanding options and warrants held by Mr. Smith and Mr. Smith agreed to continue to serve as Moving Bytes' CFO in consideration of the issuance of the common shares and monthly compensation of US$12,500 per month. If Moving Bytes raises a total of US$1,000,000 or more subsequent to October 22, 2004, Mr. Smith will receive a one-time payment of US$25,000. If Moving Bytes terminates the Agreement without cause, Moving Bytes shall pay Mr. Smith the full amount of payments due under the terms of the agreement. Any unpaid compensation shall bear interest at the rate of 1.5% per month.

        Moving Bytes entered into a Stock Option Termination agreement with J. Erik Mustad under which J. Erik Mustad agreed to the cancellation of all the outstanding options held by Mr. Mustad and Moving Bytes agreed to repay debt in the amount of US$22,500 owed to Mr. Mustad after Moving Bytes raises a total of US$1,000,000 or more subsequent to October 22, 2004.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

        On October 22, 2004, Moving Bytes became obligated to repay US$37,500 under the terms of the Convertible Note described in Item 1.01 above. The Convertible Note bears interest at the rate of 10% per annum, payable on June 30 and December 31, beginning June 30, 2005. In the event the Convertible Note is not paid in full on the due date, the Convertible Note will bear interest at the rate of 15% per annum until paid in full. The following constitute events of default under the Convertible Note: (i) default in the payment of principal and interest when due if not cured within 10 days of written notice; (ii) any breach of representations and warranties in the Convertible Note or the Subscription Agreement if not cured within 30 days after the earlier of written notice or knowledge of the breach by Moving Bytes; (iii) immediately upon the institution or consent by Moving Bytes of bankruptcy, insolvency, liquidation, reorganization or similar proceedings or appointment of a trustee or receiver, or assignment for the benefit of creditors; (iv) within 60 days after the commencement of an action against Moving Bytes seeking bankruptcy, insolvency, liquidation, reorganization or similar proceedings or appointment of a trustee or receiver, which has not been decided in favor of Moving Bytes or stayed; or (v) any declared default of Moving Bytes of any senior indebtedness that gives the holder the right to accelerate such indebtedness. The Convertible Note is convertible, at the option of the holder at any time through the Conversion Period, into common shares at US$0.0035 per common share, subject to adjustment. Moving Bytes agreed not to issue new securities (including common shares or convertible securities), which would result in Moving Bytes having more than 32,000,000 common shares issued and outstanding (on a fully diluted basis) prior to the expiration of the earlier of the Conversion Period or conversion of the Convertible Note. If at the time of conversion the number of issued and outstanding common shares (on a fully diluted basis) exceeds 32,000,000, the conversion price will be adjusted so that the number of common shares issuable upon conversion of the Convertible Note and acquirable upon the exercise of certain options granted to Intennloop shall exceed 50% of the number of issued and outstanding common shares. Moving Bytes also granted the holder of the Convertible Note the right to nominate replacement members to Moving Bytes' board of directors if the nominee meets Moving Bytes' suitability standards and the right to nominate one nominee for election at the next annual meeting of shareholders.

Item 3.02	Unregistered Sales of Equity Securities

        The information in this report should not be deemed an offer of securities. Moving Bytes offered and sold the following equity securities in transactions not registered under the Securities Act of 1933, as amended (the "Securities Act"):

•	On October 22, 2004, Moving Bytes issued the Convertible Note to Intennloop, a non-U.S. Person outside the United States in reliance upon the exception from registration available under Regulation S of the Securities Act. The terms of the Convertible Note are more fully described in Item 1.01 above.

•	On October 22, 2004, Moving Bytes completed a private placement to Glenara, a Panama corporation outside the United States, of 2,000,000 common shares at US$0.005 per share for proceeds of US$10,000 in reliance upon the exception from registration available under Regulation S of the Securities Act.

•	On October 22, 2004, Moving Bytes completed a private placement to J. Erik Mustad, the CEO and a director of Moving Bytes, of 5,714,286 common shares at US$0.0035 per share for proceeds of US$20,000 in reliance upon an exemption available under Section 4(2) of the Securities Act.

•	On October 22, 2004, Moving Bytes completed a private placement to Mark Smith, the CFO and a director of Moving Bytes, of 3,571,428 common shares at US$0.0035 per share for proceeds of US$12,500 in reliance upon an exemption available under Section 4(2) of the Securities Act.

•	On October 22, 2004, Moving Bytes completed a private placement to Jim Miller, a director of Moving Bytes, of 1,428,572 common shares at US$0.0035 per share for proceeds of US$5,000 in reliance upon an exemption available under Section 4(2) of the Securities Act.

•	On October 22, 2004, Moving Bytes issued Mark Smith, the CFO and a director of Moving Bytes, 4,000,000 common shares at a deemed price of US$0.0035 per share under the terms of a consulting agreement in reliance upon an exemption available under Section 4(2) of the Securities Act. The terms of the consulting agreement are more fully described in Item 1.01 above.

•	On October 22, 2004, Moving Bytes in connection with the issuance of the Convertible Note, issued 250,000 common shares as a finders fee to Paul Ektvedt, a non-U.S. Person outside the United States in reliance upon the exception from registration available under Regulation S of the Securities Act. The terms of the finders fee agreement are more fully described in Item 1.01 above.

The unregistered sale of securities reported in this Item 3.02 have been closed.

Item 5.01	Changes in Control of Registrant

        The Convertible Note issued to Intennloop is convertible, at the option of Intennloop at any time during the Conversion Period, into common shares at US$0.0035 per common share, subject to adjustment. Under the terms of the Convertible Note, Intennloop has the right to acquire a total of 10,714,286 common shares of Moving Bytes upon exercise of the Convertible Note.

        In addition, J. Erik Mustad, Mark Smith and Jim Miller each granted Intennloop the option to purchase the common shares they acquired in the Mustad Private Placement (5,714,286 common shares), the Smith Private Placement (3,571,428 common shares) and the Miller Private Placement (1,428,572 common shares), respectively, for US$0.0105 per share under the terms of Restricted Stock Purchase Option Agreements each effective as of November 1, 2004 (collectively, the "Director Options"). The options are exercisable at any time by Intennloop after November 1, 2004 until the earlier of April 15, 2005 or first notice of exercise. If fully exercised, Intennloop could acquire an additional 10,714,286 common shares of Moving Bytes.

         Moving Bytes had 31,703,977 common shares issued and outstanding after giving effect to the Mustad Private Placement (5,714,286 common shares), the Smith Private Placement (3,571,428 common shares), the Miller Private Placement (1,428,572 common shares), the private placement to Glenara (2,000,000 common shares), the issuance of 4,000,000 common shares to Mark Smith under the consulting agreement and the issuance of 250,000 common shares as a finders fee to Paul Ektvedt. If Intennloop converts the Convertible Note and exercises the Director Options, Intennloop would beneficially own 21,428,572 common shares of Moving Bytes representing approximately 50.52% of the issued and outstanding shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moving Bytes Inc. (Registrant)

Date: October 26, 2004	By: /s/ Mark Smith Name: Mark Smith Title: President and Director